Exhibit 107

Calculation of Filing Fee Table

FORM F-3
(Form Type)

Puyi Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)(3)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value US$0.001 per share	Rule 457(o)		(4)	—	—	—	—
Fees to Be Paid	Equity	Preferred shares	Rule 457(o)		(4)	—	—	—	—
Fees to Be Paid	Debt	Debt securities	Rule 457(o)		(4)	—	—	—	—
Fees to Be Paid	Other	Warrants	Rule 457(o)		(4)	—	—	—	—
Fees to Be Paid	Other	Subscription rights	Rule 457(o)		(4)	—	—	—	—
Fees to Be Paid	Other	Units	Rule 457(o)		(4)	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	—	Rule 457(o)		(4)	—	$200,000,000	0.0000927	$18,540
Fees Previously Paid	—	—	Rule 457(o)		(4)	—	$200,000,000		$18,540

Carry Forward Securities

Carry Forward Securities	—	—	—	—			—			—	—	—	—
	Total Offering Amounts						$200,000,000		$18,540
	Total Fees Previously Paid								$18,540
	Total Fee Offsets								—
	Net Fee Due								$0

(1)	Includes securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. These securities are not being registered for the purposes of sales outside of the United States.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-229521). Every two American depositary shares represent three ordinary shares.

(4)	The amount to be registered consists of up to $200,000,000 of an indeterminate amount of each security class list in the column of Security Type.